Exhibit 99.1

First Advantage Reports Full Year and Fourth Quarter 2023 Results

Introduces Full Year 2024 Guidance

Announces Agreement to Acquire Sterling Check Corp.

Full Year 2023 Highlights1

•
Revenues of $763.8 million
•
Net Income of $37.3 million; Adjusted Net Income of $145.8 million
•
Adjusted EBITDA of $237.6 million
•
GAAP Diluted Net Income Per Share of $0.26; Adjusted Diluted Earnings Per Share of $1.00
•
Cash Flows from Operations of $162.8 million
•
Ended the year with Cash and Cash Equivalents of $213.8 million, after the $217.7 million one-time special dividend payment, $59.0 million in share repurchases, and the $41.0 million acquisition of Infinite ID

Fourth Quarter 2023 Highlights1

•
Revenues of $202.6 million
•
Net Income of $14.8 million; Adjusted Net Income of $42.6 million
•
Adjusted EBITDA of $68.2 million
•
GAAP Diluted Net Income Per Share of $0.10; Adjusted Diluted Earnings Per Share of $0.29
•
Cash Flows from Operations of $56.7 million

Standalone First Advantage Full Year 2024 Guidance

•
Introducing full-year 2024 guidance ranges for Revenues of $750 million to $800 million, Adjusted EBITDA of $228 million to $248 million, Adjusted Net Income of $127 million to $142 million, and Adjusted Diluted Earnings Per Share of $0.88 to $0.982

Acquisition of Sterling Check Corp.

•
Announced today a definitive purchase agreement to acquire Sterling Check Corp. (NASDAQ: STER) (“Sterling Check” or “Sterling”) in a cash and stock transaction valued at approximately $2.2 billion. The transaction is expected to drive attractive total shareholder returns, including at least $50 million of synergies, implying expected double-digit Adjusted EPS accretion immediately on a run-rate synergy basis and accelerated earnings growth potential from topline development, synergies, and deleveraging. The related press release is available on First Advantage’s investor relations website.

ATLANTA, February 29, 2024 – First Advantage Corporation (NASDAQ: FA), a leading provider of employment background screening, identity, and verification solutions, today announced financial results for the full year and fourth quarter ended December 31, 2023.

Key Financials

(Amounts in millions, except per share data and percentages)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	Change	2023	2022	Change
Revenues	$202.6	$212.6	(4.7)%	$763.8	$810.0	(5.7)%
Income from operations	$29.4	$28.7	2.2%	$81.5	$94.3	(13.5)%
Net income	$14.8	$20.1	(26.5)%	$37.3	$64.6	(42.3)%
Net income margin	7.3%	9.5%	NA	4.9%	8.0%	NA
Diluted net income per share	$0.10	$0.13	(23.1)%	$0.26	$0.43	(39.5)%
Adjusted EBITDA[1]	$68.2	$70.3	(2.9)%	$237.6	$248.9	(4.6)%
Adjusted EBITDA Margin[1]	33.7%	33.1%	NA	31.1%	30.7%	NA
Adjusted Net Income[1]	$42.6	$45.0	(5.3)%	$145.8	$156.5	(6.8)%
Adjusted Diluted Earnings Per Share[1]	$0.29	$0.30	(3.3)%	$1.00	$1.03	(2.9)%

1 Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of these measures to their most directly comparable respective GAAP measures.

Note: "NA" indicates not applicable information.

“We were pleased with our performance for 2023 as we successfully navigated the uncertain macroeconomic environment and evolving labor market. Our upsell and cross-sell wins, new customer additions, and attrition for the year performed broadly in-line with our historical revenue growth rates,” said Scott Staples, Chief Executive Officer. “The fourth quarter exemplified the continued strength of our flexible business model, disciplined cost management, and investments in technology and automation, which were key drivers of our record Adjusted EBTIDA Margin of nearly 34% and strong Cash Flow from Operations of approximately $57 million," continued Mr. Staples.

“Today, we announced a transformative step for First Advantage and the background screening industry with the agreement to acquire Sterling. This is a game changer in our value creation playbook that accelerates our strategy to strengthen our customer offerings and drive growth. Customers already recognize the value we add in creating a safer employment environment and rely on us for fast, high-quality background screening, identity, and verification services that enable them to hire smarter and onboard faster. With the acquisition of Sterling, we will create a platform that combines leading technology and innovative solutions, further enhancing our customer value proposition and differentiating First Advantage as a vendor of choice,” continued Mr. Staples.

First Advantage To Acquire Sterling Check Corp.

First Advantage announced today that it has entered into a definitive purchase agreement to acquire Sterling Check Corp. First Advantage will issue a combination of cash and stock valuing Sterling Check at approximately $2.2 billion, including Sterling Check’s outstanding debt. The transaction extends First Advantage’s high-quality and cost-effective background screening, identity, and verification technology solutions for the benefit of both companies' customers across industry verticals and geographies. Building on pro forma combined revenue of $1.5 billion for the year ended December 31, 2023, the transaction is expected to deliver at least $50 million in run-rate synergies, implying immediate double-digit EPS accretion on a run-rate synergy basis. The combined company will have greater diversification of revenue across customer segments, industries, and geographies, reducing seasonality and improving resource planning and operational efficiency. The transaction is expected to close in approximately the third quarter of 2024, with the closing and timing thereof subject to required regulatory approvals, clearances, and other customary closing conditions.

Liquidity, Cash Flow, and Capital Allocation

As of December 31, 2023, First Advantage had cash and cash equivalents of $213.8 million and total debt of $564.7 million.

During the fourth quarter of 2023, the Company generated $56.7 million of cash flow from operations and spent $7.1 million on purchases of property and equipment, including capitalized software development costs.

During the fourth quarter, the Company repurchased 232,360 shares of its common stock for an aggregate outlay of approximately $3.1 million under its $200 million share repurchase program. Since the authorization of the share repurchase program in 2022, the Company has returned approximately $119.5 million to shareholders through the repurchase of approximately 9.0 million shares, as of February 23, 2024. As of December 31, 2023, the Company had 145,074,802 shares of common stock outstanding. Given today’s announcement of the agreement to acquire Sterling Check, the Company is suspending purchases under its share repurchase program.

“Over the course of 2023, we continued our balanced approach to capital allocation, including making ongoing investments in our technology and automation, acquiring Infinite ID, paying a one-time special dividend, and continuing to repurchase shares,” commented David Gamsey, EVP and Chief Financial Officer. “Our flexible business model, strong margins, robust cash flow generation, and healthy balance sheet were key enablers to our announced acquisition of Sterling. Looking forward, we are excited to build on our strong, established foundation with the acquisition of Sterling. We will work quickly to realize synergies to drive improved Adjusted EBITDA margins and cash flows as we focus on investing in innovation and reducing our overall net leverage.”

Standalone First Advantage Full Year 2024 Guidance

The following table summarizes our standalone full-year 2024 guidance, which excludes contributions from the pending Sterling Check acquisition and will be adjusted accordingly upon closing:

As of February 29, 2024
Revenues	$750 million – $800 million
Adjusted EBITDA[2]	$228 million – $248 million
Adjusted Net Income[2]	$127 million – $142 million
Adjusted Diluted Earnings Per Share[2]	$0.88 – $0.98

2 A reconciliation of the foregoing guidance for the non-GAAP metrics of Adjusted EBITDA and Adjusted Net Income to GAAP net income and Adjusted Diluted Earnings Per Share to GAAP diluted net income per share cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

The Company’s standalone full-year 2024 guidance ranges reflect the current hiring environment and expectations that existing macroeconomic conditions and similar labor market trends will continue throughout 2024. Adjusted Net Income and Adjusted Diluted Earnings Per Share guidance ranges include the impacts from the 2023 one-time special dividend, expiring interest rate swaps, and share buybacks.

Actual results may differ materially from First Advantage’s full-year 2024 guidance as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast Information

First Advantage will host a conference call to review its fourth quarter and full year 2023 results and to discuss details of the Sterling Check Corp. acquisition today, February 29, 2024, at 8:30 a.m. ET.

To participate in the conference call, please dial 800-267-6316 (domestic) or 203-518-9843 (international) approximately ten minutes before the 8:30 a.m. ET start. Please mention to the operator that you are dialing in for the First Advantage fourth quarter 2023 earnings call or provide the conference code FA4Q23. The call will also be webcast live on the Company’s investor relations website at https://investors.fadv.com under the “News & Events” and then “Events & Presentations” section, where related presentation materials will be posted prior to the conference call.

Following the conference call, a replay of the webcast will be available on the Company’s investor relations website, https://investors.fadv.com. Alternatively, the live webcast and subsequent replay will be available at https://event.on24.com/wcc/r/4450900/D4362414C8BAE251D42253413CDB11CB.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements relate to matters such as our industry, business strategy, goals, and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. In some cases, you can identify these forward-looking statements by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” "target," “guidance,” the negative version of these words, or similar terms and phrases.

These forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Such risks and uncertainties include, but are not limited to, the following:

•
negative changes in external events beyond our control, including our customers’ onboarding volumes, economic drivers which are sensitive to macroeconomic cycles, such as interest rate volatility and inflation, geopolitical unrest, and uncertainty in financial markets;
•
our operations in a highly regulated industry and the fact that we are subject to numerous and evolving laws and regulations, including with respect to personal data, data security, and artificial intelligence;
•
inability to identify and successfully implement our growth strategies on a timely basis or at all;
•
potential harm to our business, brand, and reputation as a result of security breaches, cyber-attacks, or the mishandling of personal data;
•
our reliance on third-party data providers;
•
due to the sensitive and privacy-driven nature of our products and solutions, we could face liability and legal or regulatory proceedings, which could be costly and time-consuming to defend and may not be fully covered by insurance;
•
our international business exposes us to a number of risks;
•
the timing, manner and volume of repurchases of common stock pursuant to our share repurchase program;
•
the continued integration of our platforms and solutions with human resource providers such as applicant tracking systems and human capital management systems as well as our relationships with such human resource providers;
•
our ability to obtain, maintain, protect and enforce our intellectual property and other proprietary information;
•
disruptions, outages, or other errors with our technology and network infrastructure, including our data centers, servers, and third-party cloud and internet providers and our migration to the cloud;

•
our indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and prevent us from meeting our obligations;
•
the failure to complete or realize the expected benefits of our acquisition of Sterling Check Corp.; and
•
control by our Sponsor, "Silver Lake", (Silver Lake Group, L.L.C., together with its affiliates, successors, and assignees) and its interests may conflict with ours or those of our stockholders.

For additional information on these and other factors that could cause First Advantage’s actual results to differ materially from expected results, please see our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in our filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is expected to be filed after this press release, which are or will be accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Non-GAAP Financial Information

This press release contains “non-GAAP financial measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income,” “Adjusted Diluted Earnings Per Share,” “Constant Currency Revenues,” and “Constant Currency Adjusted EBITDA.”

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Constant Currency Revenues, and Constant Currency Adjusted EBITDA have been presented in this press release as supplemental measures of financial performance that are not required by or presented in accordance with GAAP because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Constant Currency Revenues, and Constant Currency Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Constant Currency Revenues, and Constant Currency Adjusted EBITDA are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash provided by (used in) operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. The presentations of these measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

We define Adjusted EBITDA as net income before interest, taxes, depreciation, and amortization, and as further adjusted for loss on extinguishment of debt, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenues. We define Adjusted Net Income for a particular period as net income before taxes adjusted for debt-related costs, acquisition-related depreciation and amortization, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges, to which we then apply the related effective tax rate. We define Adjusted Diluted Earnings Per Share as Adjusted Net Income divided by adjusted weighted average number of shares outstanding—diluted. We define Constant Currency Revenues as current period revenues translated using prior-year period exchange rates. We define Constant Currency Adjusted EBITDA as current period Adjusted EBITDA translated using prior-year period exchange rates. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures, see the reconciliations included at the end of this press release. Numerical figures included in the reconciliations have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

About First Advantage

First Advantage (NASDAQ: FA) is a leading provider of employment background screening, identity, and verification solutions. The Company delivers innovative services and insights that help customers manage risk and hire the best talent. Enabled by its proprietary technology, First Advantage helps companies protect their brands and provide safer environments for their customers and their most important resources: employees, contractors, contingent workers, tenants, and drivers. Headquartered in Atlanta, Georgia, First Advantage performs screens in over 200 countries and territories on behalf of its more than 30,000 customers. For more information about First Advantage, visit the Company’s website at https://fadv.com/.

Investor Contact

Stephanie Gorman

Vice President, Investor Relations

Investors@fadv.com

(888) 314-9761

Condensed Financial Statements

First Advantage Corporation

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,
(in thousands, except share and per share amounts)	2023	2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$213,774	$391,655
Restricted cash	138	141
Short-term investments	—	1,956
Accounts receivable (net of allowance for doubtful accounts of $1,036 and $1,348 at December 31, 2023 and 2022, respectively)	142,690	143,811
Prepaid expenses and other current assets	13,426	25,407
Income tax receivable	3,710	3,225
Total current assets	373,738	566,195
Property and equipment, net	79,441	113,529
Goodwill	820,654	793,080
Trade names, net	66,229	71,162
Customer lists, net	275,528	326,014
Other intangible assets, net	2,257	—
Deferred tax asset, net	2,786	2,422
Other assets	10,021	13,423
TOTAL ASSETS	$1,630,654	$1,885,825
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$47,024	$54,947
Accrued compensation	16,379	22,702
Accrued liabilities	16,162	16,400
Current portion of operating lease liability	3,354	4,957
Income tax payable	264	724
Deferred revenues	1,856	1,056
Total current liabilities	85,039	100,786
Long-term debt (net of deferred financing costs of $6,268 and $8,075 at December 31, 2023 and 2022, respectively)	558,456	556,649
Deferred tax liability, net	71,274	90,556
Operating lease liability, less current portion	5,931	7,879
Other liabilities	3,221	3,337
Total liabilities	723,921	759,207
EQUITY
Common stock - $0.001 par value; 1,000,000,000 shares authorized, 145,074,802 and 148,732,603 shares issued and outstanding as of December 31, 2023 and 2022, respectively	145	149
Additional paid-in-capital	977,290	1,176,163
Accumulated deficit	(49,545)	(27,363)
Accumulated other comprehensive loss	(21,157)	(22,331)
Total equity	906,733	1,126,618
TOTAL LIABILITIES AND EQUITY	$1,630,654	$1,885,825

First Advantage Corporation

Condensed Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	Interim Periods		Annual Periods
(in thousands, except share and per share amounts)	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2022
REVENUES	$202,562	$212,595	$763,761	$810,023

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization below)	101,309	107,905	386,777	408,928
Product and technology expense	10,889	11,962	49,263	51,931
Selling, general, and administrative expense	27,851	28,925	116,732	116,640
Depreciation and amortization	33,132	35,061	129,473	138,246
Total operating expenses	173,181	183,853	682,245	715,745
INCOME FROM OPERATIONS	29,381	28,742	81,516	94,278

OTHER EXPENSE, NET:
Interest expense, net	12,915	5,197	33,040	9,199
Total other expense, net	12,915	5,197	33,040	9,199
INCOME BEFORE PROVISION FOR INCOME TAXES	16,466	23,545	48,476	85,079
Provision for income taxes	1,653	3,399	11,183	20,475
NET INCOME	$14,813	$20,146	$37,293	$64,604

Foreign currency translation income (loss)	1,697	2,395	1,174	(20,694)
COMPREHENSIVE INCOME	$16,510	$22,541	$38,467	$43,910

NET INCOME	$14,813	$20,146	$37,293	$64,604
Basic net income per share	$0.10	$0.14	$0.26	$0.43
Diluted net income per share	$0.10	$0.13	$0.26	$0.43
Weighted average number of shares outstanding - basic	143,167,422	148,704,033	144,083,808	150,227,213
Weighted average number of shares outstanding - diluted	144,969,753	150,055,595	146,226,096	151,807,139

First Advantage Corporation

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	December 31,
(in thousands)	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$37,293	$64,604
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	129,473	138,246
Amortization of deferred financing costs	1,807	1,804
Bad debt (recovery) expense	(56)	207
Deferred taxes	(19,497)	4,597
Share-based compensation	15,265	7,856
Loss on foreign currency exchange rates	8	91
Loss on disposal of fixed assets and impairment of ROU assets	1,608	1,263
Change in fair value of interest rate swaps	116	(12,429)
Changes in operating assets and liabilities:
Accounts receivable	2,339	9,149
Prepaid expenses and other assets	13,440	4,892
Accounts payable	(8,503)	2,983
Accrued compensation and accrued liabilities	(9,301)	(11,365)
Deferred revenues	788	91
Operating lease liabilities	(1,378)	(898)
Other liabilities	347	4,724
Income taxes receivable and payable, net	(929)	(3,045)
Net cash provided by operating activities	162,820	212,770
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(41,122)	(19,052)
Purchases of property and equipment	(2,085)	(6,165)
Capitalized software development costs	(25,614)	(22,363)
Other investing activities	1,974	(1,016)
Net cash used in investing activities	(66,847)	(48,596)
CASH FLOWS FROM FINANCING ACTIVITIES
Cash dividends paid	(217,739)	—
Share repurchases	(58,990)	(60,530)
Proceeds from issuance of common stock under share-based compensation plans	4,565	3,522
Payments on deferred purchase agreements	(938)	(884)
Net settlement of share-based compensation plan awards	(350)	(378)
Payments on finance lease obligations	(104)	(884)
Net cash used in financing activities	(273,556)	(59,154)
Effect of exchange rate on cash, cash equivalents, and restricted cash	(301)	(6,014)
(Decrease) increase in cash, cash equivalents, and restricted cash	(177,884)	99,006
Cash, cash equivalents, and restricted cash at beginning of period	391,796	292,790
Cash, cash equivalents, and restricted cash at end of period	$213,912	$391,796

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds received	$31,623	$17,475
Cash paid for interest	$45,697	$27,042
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment acquired on account	$118	$105
Excise taxes on share repurchases incurred but not paid	$490	$—
Dividends declared but not paid	$614	$—

Reconciliation of Consolidated Non-GAAP Financial Measures

	Three Months Ended December 31, 2023
(in thousands)	Americas	International	Eliminations	Total revenues
Revenues, as reported (GAAP)	$182,290	$22,065	$(1,793)	$202,562
Foreign currency translation impact (a)	(56)	(636)	(12)	(704)
Constant currency revenues	$182,234	$21,429	$(1,805)	$201,858

	Year Ended December 31, 2023
(in thousands)	Americas	International	Eliminations	Total revenues
Revenues, as reported (GAAP)	$673,075	$96,832	$(6,146)	$763,761
Foreign currency translation impact (a)	(146)	2,067	103	2,024
Constant currency revenues	$672,929	$98,899	$(6,043)	$765,785
(a)
Constant currency revenues is calculated by translating current period amounts using prior-year period exchange rates.

	Interim Periods		Annual Periods
(in thousands)	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2022
Net income	$14,813	$20,146	$37,293	$64,604
Interest expense, net	12,915	5,197	33,040	9,199
Provision for income taxes	1,653	3,399	11,183	20,475
Depreciation and amortization	33,132	35,061	129,473	138,246
Share-based compensation(a)	4,816	2,032	15,265	7,856
Transaction and acquisition-related charges(b)	532	1,433	4,364	6,018
Integration, restructuring, and other charges(c)	373	3,020	6,938	2,512
Adjusted EBITDA	$68,234	$70,288	$237,556	$248,910
Revenues	202,562	212,595	763,761	810,023
Net income margin	7.3%	9.5%	4.9%	8.0%
Adjusted EBITDA Margin	33.7%	33.1%	31.1%	30.7%
Adjusted EBITDA	68,234		237,556
Foreign currency translation impact(d)	(110)		498
Constant currency Adjusted EBITDA	$68,124		$238,054
(a)
Share-based compensation for the three months and year ended December 31, 2023, includes approximately $2.6 million and $6.6 million, respectively, of incrementally recognized expense associated with the May 2023 vesting modification.
(b)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Also includes incremental professional service fees incurred related to the initial public offering and subsequent one-time compliance efforts. The year ended December 31, 2022 includes a transaction bonus expense related to one of the Company’s 2021 acquisitions.
(c)
Represents charges from organizational restructuring and integration activities, non-cash, and other charges primarily related to nonrecurring legal exposures, foreign currency (gains) losses, and (gains) losses on the sale of assets.
(d)
Constant currency Adjusted EBITDA is calculated by translating current period amounts using prior-year period exchange rates.

Reconciliation of Consolidated Non-GAAP Financial Measures (continued)

	Interim Periods		Annual Periods
(in thousands)	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2022
Net income	$14,813	$20,146	$37,293	$64,604
Provision for income taxes	1,653	3,399	11,183	20,475
Income before provision for income taxes	16,466	23,545	48,476	85,079
Debt-related costs(a)	5,812	460	12,845	(9,569)
Acquisition-related depreciation and amortization(b)	26,044	28,873	102,659	115,944
Share-based compensation(c)	4,816	2,032	15,265	7,856
Transaction and acquisition-related charges(d)	532	1,433	4,364	6,018
Integration, restructuring, and other charges(e)	373	3,020	6,938	2,512
Adjusted Net Income before income tax effect	54,043	59,363	190,547	207,840
Less: Adjusted income taxes(f)	11,480	14,407	44,759	51,378
Adjusted Net Income	$42,563	$44,956	$145,788	$156,462

	Interim Periods		Annual Periods
	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2022
Diluted net income per share (GAAP)	$0.10	$0.13	$0.26	$0.43
Adjusted Net Income adjustments per share
Provision for income taxes	0.01	0.02	0.08	0.13
Debt-related costs(a)	0.04	0.00	0.09	(0.06)
Acquisition-related depreciation and amortization(b)	0.18	0.19	0.70	0.76
Share-based compensation(c)	0.03	0.01	0.10	0.05
Transaction and acquisition-related charges(d)	0.00	0.01	0.03	0.04
Integration, restructuring, and other charges(e)	0.00	0.02	0.05	0.02
Adjusted income taxes(f)	(0.08)	(0.10)	(0.31)	(0.34)
Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.29	$0.30	$1.00	$1.03

Weighted average number of shares outstanding used in computation of Adjusted Diluted Earnings Per Share:
Weighted average number of shares outstanding—diluted (GAAP and Non-GAAP)	144,969,753	150,055,595	146,226,096	151,807,139
(a)
Represents the non-cash interest expense related to the amortization of debt issuance costs for the 2021 February refinancing of the Company’s First Lien Credit Facility. Beginning in 2022, this adjustment also includes the impact of the change in fair value of interest rate swaps. This adjustment, which represents the difference between the fair value gains or losses and actual cash payments and receipts on the interest rate swaps, was added as a result of the increased interest rate volatility observed in 2022.
(b)
Represents the depreciation and amortization expense related to intangible assets and developed technology assets recorded due to the application of ASC 805, Business Combinations. As a result, the purchase accounting related depreciation and amortization expense will recur in future periods until the related assets are fully depreciated or amortized, and the related purchase accounting assets may contribute to revenue generation.
(c)
Share-based compensation for the three months and year ended December 31, 2023, includes approximately $2.6 million and $6.6 million, respectively, of incrementally recognized expense associated with the May 2023 vesting modification.
(d)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Also includes incremental professional service fees incurred related to the initial public offering and subsequent one-time compliance efforts. The year ended December 31, 2022 includes a transaction bonus expense related to one of the Company’s 2021 acquisitions.
(e)
Represents charges from organizational restructuring and integration activities, non-cash, and other charges primarily related to nonrecurring legal exposures, foreign currency (gains) losses, and (gains) losses on the sale of assets.
(f)
Effective tax rates of approximately 21.2% and 24.3% have been used to compute Adjusted Net Income and Adjusted Diluted Earnings Per Share for the three months ended December 31, 2023 and 2022, respectively. Effective tax rates of approximately 23.5%, and 24.7%, have been used to compute Adjusted Net Income and Adjusted Diluted Earnings Per Share for the years ended December 31, 2023 and 2022, respectively.